EXHIBIT 10.18

_______, 2008
China Fundamental Acquisition Corporation
Room 2301, World-Wide House
19 Des Voeux Road
Central, Hong Kong

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, New York 10019

Re: Initial Public Offering

Gentlemen:

The undersigned, a shareholder and purchaser of warrants exercisable for Ordinary Shares of China Fundamental Acquisition Corporation (the “Company”), in consideration of Chardan Capital Markets, LLC (“Chardan”) entering into a letter of intent, dated December 20, 2007 (“Letter of Intent”), to underwrite an initial public offering (“IPO”) of the securities of the Company and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph X hereof):

I. (1) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, and (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II.  To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 562,500Units of the Company, the undersigned agrees that he shall return to the Company for cancellation, at no cost, the number of Insider Shares he holds, determined by multiplying 880 shares by a fraction, (i) the numerator of which is 562,500 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 562,500.

III.  Neither the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned or any Affiliate originates a Business Combination.

(1) The undersigned represents and warrants that:

(a) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

(b) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; or

(ii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

IV.  The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as an advisor of the Company.

V.  The undersigned acknowledges and understands that Chardan and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

VI.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Chardan and the Company and their respective legal representatives or agents (including any investigative search firm retained by Chardan or the Company) any information they may have about the undersigned’s background and finances (the “Information”). Neither Chardan nor the Company nor their respective agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

VII.  If the Company solicits approval of its shareholders of a Business Combination, and/or the Extended Period, the undersigned agrees that he will vote all Ordinary Shares owned by it prior to the IPO (the “Insider Shares”), if any, in accordance with the majority of the votes cast by the holders of the IPO Shares, and all Ordinary Shares acquired in or following the IPO in favor of any Business Combination and the Extended Period.

VIII.  The undersigned will escrow its Escrow Securities subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

IX.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint CT Corporation System as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Chardan and appoint a substitute agent acceptable to each of the Company and Chardan within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

X.  As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, stock exchange, asset acquisition, reorganization or similar business combination, or control through contractual arrangements, of an operating business or businesses in the People’s Republic of China; (ii) “Ordinary Share” shall mean the ordinary share, par value $0.001 per share, of the Company; (iii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (iv) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (v) “Insider Shares” shall mean all of the Ordinary Shares owned by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (vii) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO; and (viii) “Extended Period” shall mean the extension, upon shareholder approval, of the period of time during which the Company may complete a Business Combination from 24 months to 36 months if the Company anticipates that it may not consummate a Business Combination within 24 months if a letter of intent or definitive agreement with respect to a business combination has been entered into within 18 months.

XI.  This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

Globis Overseas Fund Ltd.

By:
Name: Paul Packer
Title: